SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 24, 1999

                                IOS CAPITAL, INC.
             (Exact name of registrant as specified in its charter)




       DELAWARE                   File No. 0-20405              23-2493042
(State or other jurisdiction      (Commission File            (IRS Employer
     of incorporation)                Number)                 Identification
                                                                  Number)


              1738 Bass Road, Macon, Georgia              31210
        (Address of principal executive offices)        (Zip Code)


                                 (912) 471-2300
               Registrant's telephone number, including area code:


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.


         On November 24, 1999, the Registrant's parent, IKON Office Solutions, Inc. ("IKON"), announced that it had reached an agreement to settle, subject to court approval, the securities class action and derivative lawsuits brought by IKON's shareholders. The litigation had contended that IKON failed to make appropriate financial disclosures. The settlement does not reflect any admission of liability by IKON and there has been no finding of any violation of federal securities laws.

         In the settlement, IKON agreed to pay $111 million (which will result in a net amount of approximately $45 to $60 million, after tax). In addition to available insurance coverage, IKON will take a special one-time charge to reflect this payment and anticipates that the charge will be treated as a subsequent event for its fiscal year 1999. IKON has adequate sources of financing to fund the settlement and to continue to invest in its fiscal 2000 business plan.

         This Report includes or incorporates by reference information which may constitute forward-looking statements within the meaning of the federal securities laws including, but not limited to: statements concerning the impact of the settlement on IKON's business plan and future growth; and IKON's growth opportunities and productivity initiatives. Although the Registrant believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking information is based upon management's current plans or expectations and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions and the Registrant's and/or IKON's future financial condition and results. These risks and uncertainties, which apply to both the Registrant and IKON, include, but are not limited to, risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in the Registrant's 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

c.   The following  exhibits are furnished in accordance  with the provisions of
     Item 601 of Regulation S-K:

     (99) IKON's Press Release dated November 24, 1999

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 IOS CAPITAL, INC.




                                                  By:  /s/Harry Kozee
                                                       Harry Kozee
                                                       Vice President - Finance




Dated: November 29, 1999